EXHIBIT 99.9
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                               PALWEB CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT

         This Agreement made and entered into effective __________, by and between PalWeb Corporation, a Delaware corporation ("Company"), and _______________, an employee of the Company, or a subsidiary of the Company ("Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires to grant the Employee an option to purchase shares of its Common Stock ("Common Stock") as hereinafter provided in order to carry out the purpose of the PalWeb Corporation Stock Option Plan ("Option Plan").

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties agree as follows:

         1. GRANT OF OPTION. Subject to the terms contained herein, the Company hereby grants to the Employee as of the date set forth above, the right and option, herein called the "Option," to purchase all or any part of an aggregate of ________ shares of the Common Stock. The Option shall be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code.

         2. PURCHASE PRICE. The purchase price of the shares of Common Stock covered by the Option shall be $ _____ per share, subject to adjustment as provided in Paragraph 6.

         3. TERM OF OPTION. Option shall become vested and exercisable in installments as set forth below:

            Number of Shares                      Date Exercisable
            ----------------                      ----------------






After the Option becomes exercisable, it may thereafter be exercised, as to the number of shares becoming exercisable, at any time and from time to time until ten (10) years after the effective date hereof, or for such other period set forth in Paragraph 5 hereof. Except as provided in Paragraph 5 hereof, the Option may not be exercised at any time unless the Employee shall have been in the continuous employ of the Company or any subsidiary of the Company from the effective date hereof to the date of the exercise of the Option. The Committee, as defined in Paragraph 5 hereof, shall be entitled to accelerate the date the Option or any portion thereof becomes exercisable.

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         4. NON-TRANSFERABILITY. The Option shall not be assignable or transferable by the Employee, except by will or by the laws of descent and distribution. During the life of the Employee, the Option shall be exercisable only by him.

         5. TERMINATION OF EMPLOYMENT; DEATH OF EMPLOYEE. In the event of the death of Employee while in the employ of the Company, any unvested installments of the Option shall be accelerated as of the date of death and the Option shall be exercisable in full by the heirs or other legal representatives of the Employee at any time within 12 months following the date of death. In the event of termination of employment for any reason other than death or termination for cause, the Option shall be exercisable by the Employee or his legal representative within three months of the date of termination as to all then vested installments; provided, however, that the Company by action of the Compensation Committee of the Board of Directors ("Committee") may in its sole discretion approve acceleration of any then unvested installments of the Option. If the Optionee's employment with the Company is terminated for cause, the Option shall terminate as of the date of such termination of employment and the Optionee shall have no further rights to exercise any portion of the Option. "Termination for Cause" means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct which is detrimental to the best interests of the Company, as determined by the Committee in its sole discretion. In no event, may the Option be exercised more than 10 years after the effective date hereof.

         6.       REORGANIZATIONS AND RECAPITALIZATIONS OF THE COMPANY.

                  a. Subject to the other provisions of this Agreement, the existence of the Option granted hereunder shall not affect or restrict in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, any issue of shares of Common Stock or shares of any other class of capital stock or warrants or rights to acquire such shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any corporate act or proceeding, whether of a similar character or otherwise.

                  b. In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, liquidation, sale of assets or any other change affecting the Common Stock ("Change in Capitalization") a proportionate adjustment shall be made with respect to the aggregate number of shares of Common Stock covered by this Option and the price per share to the end that the Employee shall be entitled to receive the same number and kind of stock, securities, cash, property or other consideration as if this Option had been exercised immediately preceding such Change in Capitalization.

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                  c. In the event of a Change in Control (as defined below) of the Company, and except as the Committee may expressly determine otherwise in connection with any Change in Control:

                           i. any unvested portion of the Option outstanding on
                  the date of such Change in Control shall become immediately and fully exercisable, and

                           ii. the Employee will be permitted to surrender for
                  cancellation within sixty (60) days after such Change in Control, the Option or portion of the Option to the extent not yet exercised and the Employee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (A) the Fair Market Value (as defined below) on the date preceding the date of surrender, of the shares subject to the Option or portion thereof surrendered, over (B) the aggregate exercise price for the shares under the Option or portion thereof surrendered.

                  d. A "Change in Control" of the Company shall mean the consummation of an occurrence after the effective date of the Plan of:

                           i. An acquisition (other than directly from the
                  Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding Voting Securities;

                           ii. The individuals who, as of the date of adoption
                  of the Plan by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14A-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           iii. The consummation of:

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                                    (1) A merger, consolidation or
                           reorganization involving the Company, unless

                                            (a) the stockholders of the Company,
                                    immediately before such merger,
                                    consolidation or reorganization, own,
                                    directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                            (b) the individuals who were members
                                    of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                                            (c) no Person other than (a) the
                                    Company, any Subsidiary, any employee
                                    benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary or
                                    (b) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                                    (2) A complete liquidation or dissolution of
                           the Company; or

                                    (3) An agreement for the sale or other
                           disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                           Notwithstanding the foregoing, a Change in Control
                  shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by

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                  the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         7. METHOD OF EXERCISING OPTION. The Option may be exercised, in whole or in part, by written notification to the Company accompanied by cash or a certified check for the aggregate purchase price of the number of shares being purchased, or upon exercise of the Option, the Employee shall be entitled, without the requirement of further approval or other action by the Committee, to pay for the shares (i) by tendering stock of the Company that has been owned by the Employee for at least six (6) months with such stock to be valued at the Fair Market Value (as defined below) on the date immediately preceding the date of exercise or (ii) with a combination of cash and stock that has been owned by the Employee for at least six (6) months as provided above.

         In addition, upon exercise of the Option, the Employee may, with the prior approval of the Committee, pay for the shares (a) by tendering stock of the Company already owned by the Employee but that has not been held by the Employee for at least six (6) months with such stock to be valued at the Fair Market Value (as defined below) on the date immediately preceding the date of exercise, (b) surrendering a portion of the Option with such surrendered portion to be valued based on the difference between the Fair Market Value (as defined below) of the shares surrendered on the date immediately preceding the date of exercise and the aggregate option purchase price of the shares surrendered ("Surrender Value"), or (c) with a combination of cash, stock of the Company that has not been held by the Employee for at least six (6) months or surrender of options.

         The Committee may also permit the Employee simultaneously to exercise the Option and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of the Option.

         Notwithstanding any provision hereof, the obligation of the Company to sell and deliver shares under the Option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchange as may be required. The Employee shall not exercise any portion of the Option and the Company will not be obligated to issue any shares under the Option if the exercise thereof or if the issuance of the shares shall constitute a violation by the Employee or the Company of any applicable law or regulation. If the shares of Common Stock have not been registered, the Company may require that as a condition to exercise any option, the optionee execute an investment letter. The Company may require as a condition to the issuance of any shares of Common Stock upon exercise of the Option that the Employee remit an amount sufficient, in the Company's opinion, to satisfy all FICA, federal, state or other withholding tax requirements related to the exercise of the Option. The Employee shall be entitled, without the requirement of further approval or other action by the Committee, to satisfy such obligation in whole or in part (i) by tendering stock of the Company already owned by the Employee with such stock to be valued at the Fair Market Value (as defined below) on the date

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immediately preceding the date of exercise of the Option, (ii) by surrendering a portion of the Option with such surrendered Option covering shares having a Surrender Value equal to the amount of such requirement, or (iii) by a combination of cash, stock of the Company or surrender of a portion of the Option.

         8. RIGHTS AS A STOCKHOLDER. The Employee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to him for such shares.

         9. SUBSIDIARY. As used herein, the term "subsidiary" shall mean any present or future corporation in which the Company has a proprietary interest (but only if the Company owns, directly or indirectly, stock possessing not less than fifty percent of the total combined voting power of all classes of stock in such corporation), as the Board of Directors of the Company shall determine from time to time.

         10. FAIR MARKET VALUE. "Fair Market Value" means the average of the high and low sales prices of the shares of Common Stock on any national securities exchange on which the shares are listed on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by such exchange, by National Quotation Bureau, Inc. or other national quotation service. If the Common Stock is not listed on a national securities exchange, Fair Market Value means the average of the reported high and low sales prices of the shares of Common Stock in the over-the-counter market on the date on which such value is to be determined as reported by a widely followed quotation service such as Yahoo Finance, MSN Investor, Raging Bull or similar sites, or, if such prices are not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value that they deem appropriate. For purposes of determining the purchase price of an incentive stock option, Fair Market Value shall in any event be determined in accordance with Section 422 of the Code.

         11. OPTION PLAN. The terms of the Option and the rights and responsibilities of the parties hereto shall be governed by the Option Plan. In the event of any inconsistency between the terms of the Agreement and the Option Plan, the terms of the Option Plan shall control.

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                  IN WITNESS WHEREOF the parties hereto have executed this Stock
Option Agreement as of the day and year first above written.

COMPANY:                                 PALWEB CORPORATION

                                         By:____________________________________




EMPLOYEE:


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